                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  JANUARY 9, 2006

                        CHIEF CONSOLIDATED MINING COMPANY
                 (Exact Name of Issuer as Specified in Charter)

            ARIZONA                     001-01761               87-0122295
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                   1629 LOCUST STREET, PHILADELPHIA, PA 19103
                    (Address of Principal Executive Offices)

                                 (215) 546-8585
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act

Item 3.02 Unregistered Sale of Equity Securities

     On January 9, 2006, the Registrant announced that it had reached an agreement with an institutional investor to place $2,500,000 principal amount of convertible debentures. The proceeds of the transaction have been placed in an escrow account pending approval by the Registrant's unsecured creditors of settlements representing more than 50% of the aggregate amount owed such creditors. The proposed debentures will accrue interest at the rate of 8% per annum and will automatically convert into shares of the Registrant's Common
Stock at $0.25 per share upon approval by the Registrant's shareholders of the debentures and certain amendments to its articles of incorporation, including a reduction in par value. If the shareholders do not approve such matters, the debentures will become immediately due and payable. The securities were offered and sold solely to accredited investors pursuant to Rule 506 of Regulation D. No selling commissions were paid in connection with the placement.

Item 8.01 OTHER EVENTS.

     The Registrant issued the attached press release relating to its proposed recapitalization through the placement of $2,500,000 principal amount of convertible debentures.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CHIEF CONSOLIDATED MINING COMPANY

Date: January 9, 2006                          By: /s/ RICHARD R. SCHREIBER
                                                   -----------------------------
                                                   Richard R. Schreiber
                                                   President

                                INDEX OF EXHIBITS

Exhibit No.        Description
-----------        -----------

99.1               Press Release dated January 9, 2006.